UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2023 (June 2, 2023)

 NRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484) 254-6134

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

1.01 Entry into a Material Definitive Agreement.

On June 2, 2023, NeuroRx, Inc., a wholly-owned subsidiary of NRx Pharmaceuticals, Inc. (together, “NRx” or the “Company”), entered into an Exclusive, Global - Development, Supply, Marketing & License Agreement (the “License Agreement”) with Alvogen Pharma US, Inc., Alvogen, Inc. and Lotus Pharmaceutical Co. Ltd. (collectively, “Alvogen”). NRx and Alvogen are referred to in this Current Report on Form 8-K individually as a “Party” and collectively as the “Parties.”

License Grant

Under the License Agreement, NRx grants Alvogen an exclusive (even as to NRx and its Affiliates) worldwide, transferable and sublicensable license under certain intellectual property (including patents, know-how and trademarks) owned or controlled by NRx to develop (with certain limitations), manufacture, and commercialize NRx’s candidate therapeutic product, NRX-101, for the treatment of bipolar depression with suicidality (the “Field”). The term of the license is, on a country-by-country basis, 20 years from the first commercial sale of NRX-101 in such country, extendable by Alvogen for a two-year period upon its request made prior to the expiration of such 20-year period (the “Term”). During the Term, the Parties agree (on behalf of themselves and their affiliates) not to research, develop, seek or obtain any regulatory approval for the manufacturing, marketing, sale, or other commercialization of any product containing a fixed dose combination of D-cycloserine and lurasidone (a “Competing Product”) in the treatment of bipolar depression with suicidality, nor to authorize or assist (including by investing in or otherwise providing funding to) any third party to do any of the foregoing.

During the term, NRx is permitted to develop additional products containing D-cycloserine in combination with one or more other active antidepressant or antipsychotic ingredients for use outside of the field of treatment of bipolar depression with suicidality, such as in post-traumatic stress disorder (PTSD) or chronic pain in depression, in which case, if NRx wishes to license rights to develop or commercialize such additional products or indications, the Alvogen has a right of first negotiation to obtain such a license.

Term and Termination

The License Agreement will remain in force until the earlier to occur of (i) 20 years following the first commercial sale of NRX-101 on a country-by-country basis (which may be extended for a two-year period at Alvogen’s request), and (ii) the date that the agreement is terminated under its early termination provisions (the “Term”). Early termination grounds include, subject to applicable cure periods, a material breach of agreement by the other Party, the bankruptcy or insolvency of the other Party and Safety Reasons. “Safety Reasons” means a party’s reasonable belief that there is an unacceptable risk for harm in humans based upon preclinical safety data or the observation of serious adverse effects in humans.

In addition, Alvogen has the right to early termination if (i) the Phase 2 Study relating to NRX-101 is not completed and/or a successful read out from the study does not occur by March 31, 2024, or (ii) there is no completion of the Type B meeting with the FDA by March 31, 2024. Alvogen may also terminate upon sixty (60) days’ prior written notice to NRx at any time after the First Milestone Payment has been made. NRx also has the right to terminate the License Agreement if the current Phase 2 study successfully concludes prior to March 31, 2024 and the Type B meeting with the FDA is completed by March 31, 2024 and Alvogen does not notify NRx within 60 days that it wishes to proceed to continue with the development of NRX-101 or has not paid the Milestone Payment.

Upon expiration or termination of the License Agreement, the intellectual property rights licensed to Alvogen under the License Agreement shall revert to NRx, and all other rights and obligations of each of the parties will immediately cease, except for ant outstanding amounts owed as of the time of such expiration or termination. Upon termination, Alvogen will grant to NRx an exclusive irrevocable, perpetual, worldwide, royalty-bearing, sublicensable, transferrable license under the NDA rights to develop, manufacture, have manufactured, or commercialize the product in the field of bipolar depression with suicidality. Such reversion license would be granted by Alvogen to NRx in exchange for an equitable royalty payable by NRx to Alvogen that would be negotiated and agreed in good faith by the parties within 30 business days of such matter being presented to them.

Milestone Payments

In exchange for the license grant and the participation of NRx in the development, regulatory and commercial activities described below, Alvogen will pay NRx up to an aggregate of $330 million in cash milestone payments, including an initial $10 million cash payment upon the later of a positive data read-out from NRx’s ongoing Phase 2b/3 clinical trial and completion of the Type B meeting with the U.S. FDA (the “First Milestone Payment”). A second milestone payment of $5 million is due upon Alvogen’s receipt of a copy of the FDA’s notice of NDA Approval for Product with the label indication for the treatment of bipolar depression with sub-acute or acute suicidality (“Initial Label Indication”). Additional cash milestone payments will be payable upon the achievement of net sales targets measured over the trailing four quarters. Alvogen also will pay royalties (as described below) to NRx based on the net sales of NRX-101, with a reduction in royalties on a country-by-country basis upon expiration or termination of NRx’s patent protection on the NRX-101 composition.

Royalties

Subject to certain adjustments for sublicensing and other deductions, commencing on the first commercial sale, Alvogen also shall pay to NRx tiered royalties calculated on the basis of a percentage, ranging from the low to mid teens, of annual net sales of NRX-101 measured over the trailing four (4) quartersIn addition, if Alvogen sublicenses the Product in any country other than the United States (in which the royalty rates described above will apply), Alvogen shall pay NRx a percentage of any and all consideration received by Alvogen or affiliates from sublicensing any of the rights granted.]

Development and Regulatory Activities

Prior to payment of the First Milestone Payment by Alvogen to NRx, each Party undertakes to perform, at its own cost, certain development activities using diligent efforts and in accordance with applicable then-current good manufacturing and other applicable practices and regulations, and laws/regulations, with the goal of supporting the preparation and filing of an NDA and obtaining regulatory approval for NRX-101. Up to the payment of the First Milestone Payment, NRx has the sole right to control and responsibility for all regulatory matters relating to the Product, at its sole cost and expense, and NRx shall own all regulatory materials and own all worldwide regulatory approvals for NRX-101.

After the payment of the First Milestone Payment, Alvogen has the sole right and responsibility, at its cost and expense, for all regulatory matters relating to NRX-101, and Alvogen shall own all regulatory materials and own all regulatory approvals for the product in the licensed territory (and NRx assigns all of its rights in any regulatory materials to Alvogen). Each party has committed to reasonably cooperate with the other in carrying out the development and regulatory activities outlined in the development plan. In addition, Alvogen has agreed to fund the next registrational study of NRX-101 in the field of treatment of bipolar depression with suicidality.

Upon NDA approval of the product in the US, Alvogen will use diligent efforts to commercialize NRX-101 in the US, and, for 24 months following such approval, in other countries in the territory upon regulatory approval in each such country. If Alvogen does not so commercialize NRX-101 in a country outside of the US in the foregoing 24-month period, then the license may revert back to NRx with respect to such country and NRx would pay Alvogen tiered royalties in the low to mid teens based on net sales of NRX-101 in such country. The Parties will also enter into a pharmacovigilance agreement to ensure compliance with safety reporting requirements of all applicable regulatory agencies globally with respect to the commercialization of the product.

Commercial Activities

Under the License Agreement, NRx is responsible for and will control the manufacturing of the NRX-101 commercial product and for qualification and regulatory-related activities necessary for the manufacture of the product. The Parties intend to enter into a clinical supply agreement (and a related quality agreement) on reasonable and customary terms, in which NRx will supply Alvogen raw materials and/or finished product without any markup to the future supply price from NRx’s current contract manufacturer. Similarly, prior to initiation of the first Phase 3 study for the commercial product, the Parties will enter into a commercial supply agreement (and a related quality agreement) on reasonable and customary terms, in which NRx will supply Alvogen raw materials and/or finished product without any markup to the future supply price from NRx’s current contract manufacturer. At any time after NDA approval, Alvogen may elect to manufacture, fill and package the product itself or through a third party supplier subject to the prior approval of NRx. In such case, the parties may also work together to establish a written manufacturing technology transfer plan to transfer manufacturing technology from NRx or NRx’s contract manufacturer to Alvogen or Alvogen’s designated third party supplier. NRx has agreed, as a part of its manufacturing commitments, to make available its qualified technical personnel to consult with Alvogen to complete transfer of the manufacturing technology if required under the License Agreement.

Following NDA approval, Alvogen will control and be responsible for advertising, marketing, promotion and marketing, pricing, and terms of sale for the product, all at Alvogen’s sole expense. Alvogen has committed to not shift, allocate, price or discount sales of the product for the purpose of reducing or disadvantaging the net sales of the product in order to reduce the payments owed by Alvogen to NRx under the License Agreement.

Steering Committee

Although each Party will be responsible for the day-to-day activities necessary to meet its obligations under the License Agreement, the development, regulatory, manufacturing and commercialization activities to be carried out by the Parties will be led by an Executive Steering Committee (“ESC”). The ESC will be comprised of an equal number of employees from each of NRx and Alvogen, representing functions including research & development, regulatory affairs, clinical, manufacturing/CMC and commercial, with a single chairperson selected by the ESC and alternating between NRX and Alvogen annually.

Intellectual Property

Under the License Agreement, NRx retains all right, title and interest in and to all, inventions, discoveries, innovations and know-how (collectively, “IP Rights”) that is invented, conceived, reduced to practice or otherwise generated by either party in carrying out its activities under the agreement, except for all such IP Rights that relate to the clinical trials underlying or contained in the NDA for NRX-101 (the “NDA Rights”) which, upon payment of the First Milestone Payment, will be owned by Alvogen. NRx retains the right to prosecute and maintain all patents claiming NRX-101 at its own cost and expense, with Alvogen’s cooperation in such activities. If NRx decides to discontinue prosecution or maintenance of any of the subject patents, then Alvogen has the right but not the obligation to assume responsibility for such prosecution and maintenance at its own cost. In a similar fashion, Alvogen retains the right to prosecute and maintain all patents claiming the NDA Rights at its own cost and expense, with NRx’s cooperation in such activities. If Alvogen decides to discontinue prosecution or maintenance of any such patents, then NRx has the right but not the obligation to assume responsibility for such prosecution and maintenance at its own cost.

Alvogen has the sole right and obligation to defend against any action by a third party alleging that the development, manufacture, or commercialization NRX-101in the Field infringes that third party’s intellectual property, with NRx’s reasonable cooperation and participation as necessary. If NRx is named as a co-defendant in such an action, it has the right to be represented by counsel of its choice. In any such defense action, the parties will share the fees, costs and expense of such defense, but NRx will not be required to pay its share of such fees/costs/expenses until it has received a specified amount in payments under the payment terms of the agreement.

Alvogen has the first right, but not the obligation, at its cost and expense, to take action to enforce its rights against any infringing activity by a third party relating to the development, manufacture or commercialization of a Competing Product (except with respect to a Paragraph IV certification, in which case Alvogen has the obligation to enforce its rights). If Alvogen does not institute an enforcement action within three months of becoming aware of infringing activity by a third party, then NRx has the right but not the obligation to bring the enforcement action in its name and at its sole cost and expense. NRx and Alvogen will cooperate with each other in prosecuting such enforcement actions, regardless of which party initiated the action. All monetary damages, costs, settlements, royalties or other recovery received from a third party in such an enforcement action will be used first to reimburse the parties for their respective costs and expenses in the enforcement action, and the remainder will be treated as net sales and shared with NRx as royalties under the royalty schedule provided in the License Agreement. The Parties will share in the costs of actions taken in connection with Paragraph IV certifications, but NRx will not be required to pay its share of such fees/costs/expenses until it has received an aggregate amount of $25 million in payments under the payment terms of the agreement.

Other Provisions

The License Agreement contains standard provisions relating to payment of taxes, confidentiality, compliance with laws, representations and warranties, covenants, indemnifications, liability limits, assignment, notice, Force Majeure, severability, waiver and amendments. The License Agreement is governed by New York law, and the parties have established an escalation procedure and a binding arbitration procedure to resolve any disputes arising under the agreement.

The foregoing summary of the License Agreement is qualified in its entirety by reference to the License Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On June 5, 2023, the Company issued a press release announcing the signing of the License Agreement as described in more detail in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included in this Item 7.01, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Development and License Agreement, dated as of June 2, 2023, by and among the Company and Alvogen.*
99.1	Press Release, dated June 5, 2023.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K Item 601(b)(10).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date:	June 5, 2023	By:	/s/ Seth Van Voorhees
		Name:	Seth Van Voorhees
		Title:	Chief Financial Officer